UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 29, 2007

CKE Restaurants, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11313	33-0602639
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6307 Carpinteria Ave., Ste. A, Carpinteria, California		93013
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(805)745-7500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On May 30, 2007, CKE Restaurants, Inc. (the "Company") issued a press release announcing the Company's same-store sales for the four weeks and fiscal quarter ended May 21, 2007 and the approximate consolidated revenues for its company-operated restaurants for the fiscal quarter ended May 21, 2007. The press release is attached as Exhibit 99.1 hereto. This information, including Exhibit 99.1, shall be deemed to be "furnished" in accordance with the SEC release numbers 33-8216 and 34-47583.

Item 7.01 Regulation FD Disclosure.

On May 29, 2007, the Company issued a press release announcing that it has entered into an agreement for the sale of its La Salsa Fresh Mexican Grill restaurants to Thousand Oaks, California-based Baja Fresh Mexican Grill. Under the agreement, Santa Barbara Restaurant Group, Inc., a wholly-owned subsidiary of the Company, is expected to sell its 100 percent equity interest in La Salsa, Inc. and La Salsa of Nevada, Inc. The transaction is subject to customary closing conditions and is expected to close by the end of June 2007. The transaction is not expected to have a material impact on the future earnings of the Company on a consolidated basis. The press release is attached as Exhibit 99.2 hereto. This information, including Exhibit 99.2, shall be deemed to be "furnished" in accordance with the SEC release numbers 33-8216 and 34-47583.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1 Press release, dated May 30, 2007, issued by CKE Restaurants, Inc.

Exhibit 99.2 Press release, dated May 29, 2007, issued by CKE Restaurants, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKE Restaurants, Inc.

June 1, 2007	By:	/s/ Theodore Abajian

Name: Theodore Abajian
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated May 30, 2007, issued by CKE Restaurants, Inc.
99.2	Press release, dated May 29, 2007, issued by CKE Restaurants, Inc.